EXHIBIT 16.1

September 29, 2026

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

To Whom It May Concern:

We have read Goldenwell Biotech, Inc’s statements included under Item 4.01 of its Form 8-K dated September 28, 2026. We agree with the statements concerning our firm under Items 4.01.

Respectfully submitted,

/s/ Michael Gillespie & Associates, PLLC

Vancouver, Washington